Exhibit 99.1

VeriSign Reports Third Quarter 2004 Results

MOUNTAIN VIEW, CA – October 20, 2004 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the third quarter ended September 30, 2004.

VeriSign reported revenue of $325 million for the third quarter of 2004. On a GAAP basis, VeriSign reported net income of $40 million for the third quarter and earnings per share of $0.16 per fully-diluted share.

On a non-GAAP, after tax basis, using a 30% effective tax rate on non-GAAP pre-tax income of $69 million, earnings per share for the third quarter was $0.19 per fully-diluted share. These non-GAAP results exclude the following items, which are included under GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“Continued sequential growth in our core Internet and Telecommunications divisions combined with significant overachievement in our new mobile content business had a positive impact on our third quarter performance,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “We believe our year long focus on growing our Intelligent Infrastructure services through market share gains, new product introductions and deeper international penetration is delivering results and setting the foundation for continued growth in Q4 and beyond.”

“We experienced extraordinary revenue growth of over 27% sequentially in our third quarter leading to record operating income of $64 million and strong operating cash flow of $84 million,” said Dana Evan, Chief Financial Officer of VeriSign. “The benefits of our business model, based on recurring revenues from subscription and transaction services, are leading to increased financial leverage and operating results.”

During the third quarter, the VeriSign Security Services (VSS) business unit launched a new offering in the strong authentication market. VeriSign Unified Authentication consists of a comprehensive software and services platform coupled with a new generation of multi-purpose authentication tokens that the company believes will deliver more flexibility, better integration and lower cost of ownership than competing products.

Also, the VeriSign Naming and Directory Services (VNDS) business unit introduced the VeriSign EPC Starter ServiceSM, which enables trading partners in a supply chain to begin using the EPCglobal Network to conduct pilot projects using RFID-driven event information. The VNDS unit also introduced an application developer program that creates a test environment for companies looking to integrate the EPCglobal Network into their RFID-enabled supply chain management solutions.

In addition to the continued European expansion of its Jamba! business in the third quarter, the VeriSign Communications Services (VCS) unit also announced the IP Connect family of services. IP Connect services are targeted at traditional telecommunications carriers, cable operators, next generation service providers and enterprises wanting to leverage VeriSign’s directory and connectivity services to provide for efficient and interoperable routing of voice calls over an IP network.

Additional Financial Information

•	VeriSign ended the quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $661 million, an increase of $32 million from the prior quarter.

•	During the quarter, VeriSign repurchased approximately 2.1 million shares of its common stock for approximately $35 million under its existing repurchase program.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue, was 43 days.

•	Deferred revenue on the balance sheet was $406 million as of September 30, 2004, up $14 million or 3.5% over last quarter.

•	Cash flow from operations was $84 million for the third quarter.

•	Capital expenditures for the third quarter of 2004 were approximately $22 million, up from $20 million in the second quarter of 2004.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payments, and Naming & Directory services – delivered $143.1 million of revenue in the third quarter of 2004.

•	VeriSign’s Web site certificate business issued approximately 107,000 new and renewed certificates in Q3 ending the quarter with a base of more than 447,000 certificates, up from 430,000 at the end of Q2.

•	VeriSign’s Payments business ended the third quarter with approximately 118,000 merchants under management, an increase of approximately 6,000 merchants over the second quarter of 2004. Further, the business processed approximately 107 million individual transactions with an aggregate value of $8.6 billion during the quarter.

•	VeriSign’s Naming & Directory Services business ended the third quarter with 36.1 million active domain names in .com and .net, a net increase of approximately 2.1 million names or 6% from Q2.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent connectivity, database, billing & network monitoring services, and content mediation to telecommunications carriers – delivered core revenue of $108.7 million in the third quarter of 2004, with Jamba! contributing an additional $73.5 million in revenue, bringing total VCS revenue for Q3 to $182.2 million.

•	VeriSign’s Communications Services Group ended Q3 with a base of approximately 6.4 million wireless billing customer subscribers up from a Q2 base of 6.3 million.

•	The VCS business supported 12.7 billion database queries in the quarter up from 12.2 billion queries for Q2.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the third quarter results. The call will be accessible by direct dial at (888) 569-5033. A listen-only live webcast of the earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 842883) beginning at 5:00 pm (PT) today and will run through October 27th. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) delivers intelligent infrastructure services that make the Internet and telecommunications networks more reliable and secure. Every day VeriSign helps thousands of businesses and millions of consumers conduct commerce and communications with confidence. Additional news and information about the company is available at www.verisign.com.

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the VeriSign and Jamba! businesses as well as other businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$231,447	$393,787
Short-term investments	374,260	329,899
Accounts receivable, net	183,418	100,120
Prepaid expenses and other current assets	57,666	45,935
Deferred tax assets	10,973	10,666

Total current assets	857,764	880,407

Property and equipment, net	499,222	520,219
Goodwill	725,410	401,371
Other intangible assets, net	267,027	216,665
Restricted cash	54,847	18,371
Long-term investments	6,833	21,749
Other assets, net	46,406	41,435

Total long-term assets	1,599,745	1,219,810

Total assets	$2,457,509	$2,100,217

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$333,094	$290,587
Accrued merger costs	1,822	805
Accrued restructuring costs	12,540	18,331
Deferred revenue	299,867	245,483

Total current liabilities	647,323	555,206

Long-term deferred revenue	105,894	93,311
Long-term restructuring costs	18,549	30,240
Other long-term liabilities	7,365	8,978
Deferred tax liability	23,942	—

Total long-term liabilities	155,750	132,529

Total liabilities	803,073	687,735

Minority interest in subsidiaries	33,037	28,829

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 253,928,618 and 241,979,274 (excluding 3,773,817 and 1,690,000 shares held in treasury at September 30, 2004 and December 31, 2003)	254	242
Additional paid-in capital	23,299,742	23,128,095
Unearned compensation	(2,686)	(2,628)
Accumulated deficit	(21,668,641)	(21,740,054)
Accumulated other comprehensive loss	(7,270)	(2,002)

Total stockholders’ equity	1,621,399	1,383,653

Total liabilities and stockholders’ equity	$2,457,509	$2,100,217

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$325,311	$268,123	$810,469	$803,180

Costs and expenses:
Cost of revenues	121,945	114,413	315,662	345,831
Sales and marketing	73,216	50,048	160,233	153,125
Research and development	17,697	13,820	49,657	40,850
General and administrative	49,488	41,036	123,322	130,156
Restructuring and other charges	7,739	—	19,620	31,416
Amortization and impairment of goodwill and other intangible assets	22,790	77,721	56,123	309,762

Total costs and expenses	292,875	297,038	724,617	1,011,140

Operating income (loss)	32,436	(28,915)	85,852	(207,960)

Other income (expense), net	1,334	1,526	3,903	(10,544)
Minority interest in net (income) loss in subsidiary	(748)	(458)	(1,876)	34

Income (loss) before income taxes	33,022	(27,847)	87,879	(218,470)
Income tax (benefit) expense	(7,376)	3,456	16,466	9,119

Net income (loss)	$40,398	$(31,303)	$71,413	$(227,589)

Net income (loss) per share:
Basic	$0.16	$(0.13)	$0.29	$(0.95)

Diluted	$0.16	$(0.13)	$0.28	$(0.95)

Shares used in per share computation:
Basic	254,146	240,370	249,306	239,167

Diluted	257,722	240,370	252,996	239,167

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

	Three Months Ended September 30,
	2004	2003
Statement of Operations Reconciliation

(in thousands)
Net income (loss) on a GAAP basis	$40,398	$(31,303)
Amortization and impairment of intangible assets	22,790	77,721
Stock-based compensation expense resulting from acquisitions	749	803
Restructuring and other charges	7,739	—
Net gain/loss and/or impairment on investments	4,599	—

Net income on a non-GAAP basis	$76,275	$47,221

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.16	$(0.13)
Amortization and impairment of intangible assets	0.09	0.32
Stock-based compensation expense resulting from acquisitions	0.00	0.00
Restructuring and other charges	0.03	—
Net gain/loss and/or impairment on investments	0.02	—

Diluted net income per share on a non-GAAP basis	$0.30	$0.19

Shares used in calculation of net income —GAAP	254,146	240,370
Shares used in calculation of net income —non-GAAP	257,722	243,790

For the quarter ended September 30, 2004 and 2003, the diluted net income per share on a non-GAAP basis equaled $0.19 and $0.15, respectively, using a 30% effective tax rate. This rate is commonly utilized by independent financial analysts who cover our stock in calculating our earnings per share on a non-GAAP basis.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

	Nine Months Ended September 30,
	2004	2003
Statement of Operations Reconciliation

(in thousands)
Net income (loss) on a GAAP basis	$71,413	$(227,589)
Amortization and impairment of intangible assets	56,123	309,762
Stock-based compensation expense resulting from acquisitions	1,677	6,632
Restructuring and other charges	19,620	31,416
Net gain/loss and/or impairment on investments	8,243	16,541

Net income on a non-GAAP basis	$157,076	$136,762

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.28	$(0.95)
Amortization and impairment of intangible assets	0.22	1.28
Stock-based compensation expense resulting from acquisitions	0.01	0.03
Restructuring and other charges	0.08	0.14
Net gain/loss and/or impairment on investments	0.03	0.07

Diluted net income per share on a non-GAAP basis	$0.62	$0.57

Shares used in calculation of net income —GAAP	249,306	239,167
Shares used in calculation of net income —non-GAAP	252,996	241,585

For the nine months ended September 30, 2004 and 2003, the diluted net income per share on a non-GAAP basis equaled $0.48 and $0.42, respectively, using a 30% effective tax rate. This rate is commonly utilized by independent financial analysts who cover our stock in calculating our earnings per share on a non-GAAP basis.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flow from operating activities:
Net income (loss)	$71,413	$(227,589)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	65,182	88,204
Amortization and impairment of other intangible assets and goodwill	56,124	309,762
Provision for doubtful accounts	2,194	6,166
Non-cash restructuring and other charges	17,963	9,260
Net loss on sale and impairment of investments	8,266	16,541
Minority interest in net income (loss) of consolidated subsidiary	1,877	—
Tax benefit associated with stock options	872	3,321
Amortization of unearned compensation	2,402	6,764
Changes in operating assets and liabilities:
Accounts receivable	(50,794)	28,298
Prepaid expenses and other current assets	3,224	497
Accounts payable and accrued liabilities	(9,950)	10,726
Deferred revenue	61,609	22,731

Net cash provided by operating activities	230,382	274,681

Cash flow from investing activities:
Purchases of investments	(269,325)	(298,671)
Proceeds from maturities and sales of investments	191,707	181,947
Purchases of property and equipment	(57,005)	(67,497)
Cash paid for business combinations, net of cash acquired	(246,356)	—
Merger related costs	(7,324)	(4,925)
Other assets	(2,844)	(1,911)

Net cash used in investing activities	(391,147)	(191,057)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	39,530	22,268
Repurchase of common stock	(34,935)	—
Sale of consolidated subsidiary stock	824	—
Repayment of debt	(3,825)	(5,505)

Net cash provided by financing activities	1,594	16,763

Effect of exchange rate changes	(3,169)	(1,851)

Net increase (decrease) in cash and cash equivalents	(162,340)	98,536
Cash and cash equivalents at beginning of period	393,787	282,288

Cash and cash equivalents at end of period	$231,447	$380,824